EXHIBIT 10.13

                            FOAMEX INTERNATIONAL INC.

                         ASSIGNMENT OF SUPPLY AGREEMENT

         This Assignment is made as of December 11, 1996, from FOAMEX INTERNATIONAL INC., a Delaware corporation ("Assignor"), to COLLINS & AIKMAN PRODUCTS CO., a Delaware corporation ("Assignee").

         WHEREAS, JPSGP Inc., Foamex-JPS Automotive L.P. and Assignee have entered into that certain Equity Purchase Agreement dated as of August 28, 1996 (the "Equity Purchase Agreement"). All capitalized terms used but not defined herein shall have the meaning ascribed to them in the Equity Purchase Agreement;

         WHEREAS, Sections 6.8(b) and (c) of the Equity Purchase Agreement require Assignor to deliver this Assignment in connection with the closing of the transactions contemplated thereby.

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged:

         Assignor hereby assigns and transfers to Assignee all of its rights and title to, interest in and obligations under (other than (i) any right to receive payment which is reflected as a liability in the Closing Date Balance Sheet in accordance with the Equity Purchase Agreement, (ii) the right to indemnification for periods prior to the Closing Date and (iii) payment for all amounts due and shipment of all goods ordered prior to the Closing Date) the Supply Agreement, dated as of June 28, 1994 (the "Supply Agreement"), by and between JPS Automotive L.P., a Delaware limited partnership, and Assignor.

         Assignee hereby assumes and agrees to honor, perform and fulfill any and all obligations of Assignor under the Supply Agreement.

         Assignor and Assignee hereby undertake to execute, acknowledge and deliver, such instruments and other documents, and to perform or cause to be performed such acts, as may reasonably be required to evidence or effectuate the transactions contemplated hereunder.

         This Assignment shall be construed in accordance with and governed by the internal law of the State of New York without regard to the choice of law principles thereof.

         All of the terms and provisions of this Assignment shall be binding upon Assignor and its successors and assigns; PROVIDED, HOWEVER, that nothing in this Assignment, expressed or implied, is intended or shall be construed to confer upon or give to any person, firm, partnership, corporation or other entity other than Assignee and its successors and assigns, any rights or remedies under or by reason of this Assignment.


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         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be signed in their names by their respective officers thereunto duly authorized on the date first above written.

                                 FOAMEX INTERNATIONAL INC.


                                 By:   /s/ Philip N.  Smith, Jr.
                                      Name:    Philip N.  Smith, Jr.
                                      Title:   Vice President & Secretary


                                 COLLINS & AIKMAN PRODUCTS CO.


                                 By:   /s/ J.  Michael Stepp
                                      Name:    J.  Michael Stepp
                                      Title:   Executive Vice President
                                               Chief Financial Officer


         The undersigned hereby consents to this Assignment and releases and discharges Assignor from all further obligations under the Supply Agreement.


                                JPS AUTOMOTIVE L.P.


                                By:    JPSGP INC.
                                Its:   General Partner


                                By:   /s/ Philip N.  Smith, Jr.
                                     Name:    Philip N.  Smith, Jr.
                                     Title:   Vice President & Secretary




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